SECURITIES PURCHASE AGREEMENT

THIS **SECURITIES PURCHASE AGREEMENT** (this "***Agreement***") is dated as of May 12, 2023, between Aspen Group, Inc., a Delaware corporation (the "***Company***"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "***Purchaser***" and collectively, the "***Purchasers***") and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (the "***Agent***").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to *Section 4(a)(2)* of the Securities Act, and *Rule 506* promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 **Definitions**. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this ***Section 1.1***:

"***Account Control Agreement(s)***" means any agreement entered into by and among Agent, Company or any Subsidiary and a third -party bank or other institution (including a securities intermediary) in which Company or any Subsidiary maintains a deposit account or an account holding investment property and which grants Agent a perfected first priority security interest in the subject account or accounts.

"***Action***" shall have the meaning assigned to such term in ***Section 3.1(j)***.

"***Affiliate***" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under *Rule 405* under the Securities Act.

"***Agent***" shall have the meaning assigned to such term in the preamble hereof.

"***Agent Indemnitee***" shall have the meaning assigned to such term in ***Section 5.22(a)***.

"***Agreement***" shall have the meaning assigned to such term in the preamble hereof.

"***Board of Directors***" means the board of directors of the Company.

"***Business Day***" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York generally are open for use by customers on such day.

"***Closing***" means the closing of the purchase and sale of the Debentures pursuant to ***Section 2.1***.

"***Closing Date***" means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent set forth in ***Section 2.3*** have been satisfied or waived.

"***Collateral***" shall have the meaning assigned to such term in the Security Agreement.

"***Commission***" means the Securities and Exchange Commission.

"***Common Stock***" means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"***Common Stock Equivalents***" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"***Company***" shall have the meaning assigned to such term in the preamble hereof.

"***Company Counsel***" means Nason, Yeager, Gerson, Harris & Fumero, P.A., 3001 PGA Blvd., Suite 305, Palm Beach Gardens, Florida 33410.

"***Debentures***" means the 15.00% Original Issue Discount Senior Secured Debentures due, subject to the terms therein, May 13, 2026, issued by the Company to the Purchasers hereunder, in the form of ***Exhibit A*** attached hereto.

"***Disclosure Schedules***" means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

"***Disqualification Event***" shall have the meaning assigned to such term in ***Section 3.1(x)***.

"***Domestic Subsidiary***" means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

"***Educational Institution***" shall have the meaning assigned to such term in the Debentures.

"***Educational Law***" shall have the meaning assigned to such term in the Debentures.

"***Evaluation Date***" shall have the meaning assigned to such term in ***Section 3.1(z)***.

"***Exchange Act***" means the Securities Exchange Act of 1934, as amended.

"***GAAP***" shall have the meaning assigned to such term in ***Section 3.1(h)***.

"***Governmental Authority***" shall have the meaning assigned to such term in the Debentures.

"***Haynes and Boone***" means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, 26th Floor, New York, NY 10112.

"***Indebtedness***" shall have the meaning assigned to such term in the Debentures.

"***Intellectual Property Rights***" shall have the meaning assigned to such term in ***Section 3.1(n)***.

"***Intellectual Property Security Agreement***" means that certain Intellectual Property Security Agreement, dated as of the date hereof, among the Company, the Domestic Subsidiaries, the Purchasers and the Agent in the form of ***Exhibit F*** attached hereto.

"***Issuer Covered Person(s)***" shall have the meaning assigned to such term in ***Section 3.1(x)***.

"***Lien***" shall have the meaning assigned to such term in the Debentures.

"***Material Adverse Effect***" shall have the meaning assigned to such term in ***Section 3.1(a)***.

"***Maximum Rate***" shall have the meaning assigned to such term in ***Section 5.16***.

"***Money Laundering Laws***" shall have the meaning assigned to such term in ***Section 3.1(w)***.

"***OFAC***" shall have the meaning assigned to such term in ***Section 3.1(w)***.

"***Pay Off Letters***" means pay off letters in a form acceptable to Agent from the with respect to the Indebtedness set forth on ***Exhibit G*** to be repaid on the Closing Date.

"***Perfection Certificate***" means the completed certificate entitled "Perfection Certificate" duly executed and delivered to the Agent prior to the Closing.

"***Permits***" means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person.

"***Permitted Liens***" shall have the meaning assigned to such term in the Debentures.

"***Person***" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"***Principal Amount***" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature pages hereto next to the heading "Principal Amount," which shall equal $12,389,743 in the aggregate.

"***Principal Market***" shall have the meaning assigned to such term in the Debentures.

"***Proceeding***" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"***Purchaser(s)***" shall have the meaning assigned to such term in the preambles hereof.

"***Purchaser Party***" shall have the meaning assigned to such term in ***Section 4.8***.

"***Required Approvals***" shall have the meaning assigned to such term in ***Section 3.1(e)***.

"***Rule 144***" means *Rule 144* promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"***SEC Reports***" shall have the meaning assigned to such term in ***Section 3.1(h)***.

"***Securities***" means the Debentures, the Warrants and the Warrant Shares.

"***Securities Act***" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"***Security Agreement***" means that certain Security Agreement, dated as of the date hereof, among the Company, the Domestic Subsidiaries, the Purchasers and the Agent in the form of ***Exhibit C*** attached hereto.

"***Security Documents***" shall mean the Security Agreement, the Intellectual Property Security Agreement, the Perfection Certificate, the Account Control Agreement(s), the Subordination Agreement, and any other documents and filings required thereunder in order to grant the Purchasers or the Agent a perfected first priority security interest in the assets of the Company and each Domestic Subsidiary as provided in the Security Agreement and the Intellectual Property Security Agreement, including all UCC-1 filing receipts.

"***Subscription Amount***" means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "*Subscription Amount*" in immediately available funds. The aggregate "Subscription Amount" shall be $11,000,000.

"***Subsidiary***" shall have the meaning assigned to such term in the Debentures and shall include Aspen University, Inc., a Delaware corporation, and United States University, Inc., a Delaware corporation.

"***Subsidiary Guaranty***" means a guaranty executed by each Subsidiary in favor of Agent and each Purchaser in substantially the form of ***Exhibit D*** attached hereto. "***Subsidiary Guaranties***" means all such guaranties, collectively.

"***Subordination Agreements***" means the Subordination Agreement, dated as of the date hereof, executed and delivered by each of Calm Waters Partnership and the Leon and Toby Cooperman Family Foundation in the form attached hereto as ***Exhibit B***.

"***Transaction Documents***" means this Agreement, the Debentures, the Warrants, the Security Documents, the Subsidiary Guaranties, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"***VWAP***" shall have the meaning assigned to such term in the Debentures.

"***Warrants***" means the eight-year warrants to purchase 2,214,114 shares of Common Stock (subject to adjustment for any stock split, stock dividend, reverse stock split or similar event after the date hereof) at an exercise price per share equal to $0.01, in the form of ***Exhibit E*** attached hereto.

"***Warrant Shares***" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 **Closing**. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $12,389,743.00 in principal amount of the Debentures and the Warrants. Each

Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser's Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Debenture and Warrants, and the Company and each Purchaser shall deliver the other items set forth in ***Section 2.2*** deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in ***Section 2.2*** and ***Section 2.3***, the Closing shall occur at the offices of Haynes and Boone or such other location as the parties shall mutually agree.

2.2 **Deliveries**.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) evidence of the Required Approvals;

(iii) a legal opinion of Company Counsel, in form and substance reasonably acceptable to such Purchaser;

(iv) a certificate, executed on behalf of the Company or such Subsidiary, as applicable, by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or such Subsidiary, as applicable, approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company's or such Subsidiary's, as applicable, certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company;

(v) a certificate a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in ***Section 2.3(b)***;

(vi) an ink-original Debenture registered in the name of such Purchaser;

(vii) an ink-original Warrant registered in the name of such Purchaser to purchase a number of Warrant Shares equal to the product of (x) 2,214,114 and (y) the quotient of the principal amount of the Debentures purchased by such Purchaser and the aggregate principal amount of all Debentures issued under this Agreement;

(viii) the Subsidiary Guaranty duly executed by each Subsidiary;

(ix) the Perfection Certificate duly executed by the Company;

(x) the Security Agreement duly executed by the Company and each Domestic Subsidiary along with all of the other Security Documents duly executed by the applicable parties thereto;

(xi) the Intellectual Property Security Agreement duly executed by the Company and each Domestic Subsidiary along with all of the other Security Documents duly executed by the applicable parties thereto;

(xii) evidence reasonably satisfactory to the Agent that the **Existing Company Notes** are subordinated in all respects to the Debentures and the security interests granted to Purchasers under the Security Documents; "**Existing Company Notes**" means an aggregate of $10 million in convertible notes issued on March 14, 2022.

(xiii) the duly executed Pay Off Letters;

(xiv) the Subordination Agreement duly executed by the parties thereto (other than Agent); and

(xv) the Account Control Agreement duly executed by the Company, its Subsidiary, and the Agent.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser's Subscription Amount by wire transfer of immediately available funds to the account specified in writing by the Company;

(iii) the Security Agreement duly executed by such Purchaser and the Agent, along with all of the Security Documents to which the Purchaser and Agent are a party duly executed thereby; and

(iv) the Subordination Agreement duly executed by the Agent.

2.3 **Closing Conditions**.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein, in which case they shall be accurate in all material respects as of such date or, to the extent representations or warranties are qualified by materiality, in all respects);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii) the delivery by each Purchaser of the items set forth in ***Section 2.2(b)***.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy when made and on the Closing Date of the representations and warranties of the Company contained herein and any other Transaction Document (unless as of a specific date therein, in which case they shall be accurate in all material respects as of such date or, to the extent representations or warranties are qualified by materiality, in all respects);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in ***Section 2.2(a)***;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) a perfected first priority security interest in all of the assets of the Company and each Guarantor securing the Company's and each Guarantor's obligations under the Transaction Documents shall have been established and perfected in favor of the Purchasers; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended or halted by the Principal Market or the Commission and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Debentures at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 **Representations and Warranties of the Company.** The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) **Subsidiaries**. All of the direct and indirect subsidiaries of the Company are set forth on ***Schedule 3.1(a)***. Except as set forth on ***Schedule 3.1(a)***, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any

Liens (other than Permitted Liens), options or warrants, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) **Organization and Qualification**. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company's ability to perform or pay in any material respect on a timely basis its obligations under any Transaction Document, or (iv) a material adverse effect on the Collateral or the Agent's Liens on the Collateral or the priority of such Liens except to the extent resulting from any action or inaction of Agent or any Purchaser (any of (i), (ii), (iii), or (iv), a "***Material Adverse Effect***") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) **Authorization; Enforcement**. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) **No Conflicts**. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would

become a default) under, result in the creation of any Lien (other than Liens in favor of the Agent pursuant to the Transaction Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) **Filings, Consents and Approvals**. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) filings required pursuant to ***Section 4.5;*** and (ii) the filing of UCC-1 financing statements with the appropriate filing office (collectively, the "***Required Approvals***").

(f) **Issuance of the Securities; Registration**. The Securities are duly authorized and, when issued and, with respect to the Debentures, Warrants and Warrant Shares, paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions imposed on transfer provided for in the Transaction Documents or applicable securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock sufficient for issuance of all of the Warrant Shares.

(g) **Capitalization**. The capitalization of the Company is as set forth on ***Schedule 3.1(g)***. The Company has not issued any capital stock since its most recently issued SEC Report, other than pursuant to the exercise of employee stock options under the Company's employee equity and/or incentive plans, the issuance of shares of Common Stock to employees or consultants pursuant to the Company's employee equity and/or incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on ***Schedule 3.1(g)*** or in any SEC Report, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on ***Schedule 3.1(g)*** or in any SEC Report or in the Transaction Documents, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion,

exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Other than as disclosed in the Company's SEC Reports, the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders' agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

(h) **SEC Reports; Financial Statements**. Except as set forth on ***Schedule 3.1(h)***, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to *Section 13(a)* or *Section 15(d)* thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, which were filed prior to the date of this Agreement, being collectively referred to herein as the "***SEC Reports***") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("***GAAP***"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) **Material Changes; Undisclosed Events, Liabilities or Developments**. Except as set forth on ***Schedule 3.1(i)***, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv)

the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity and/or incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on ***Schedule 3.1(i)*** or in any SEC Report, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Business Day prior to the date that this representation is made.

(j) ***Litigation***. Except as disclosed in ***Schedule 3.1(j)*** or in any SEC Report, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "***Action***") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in ***Schedule 3.1(j)*** or in any SEC Report, none of the Company, any Subsidiary, any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty to the extent that the Company would be required to disclose such matter by Regulation S-K in any reports or registration statements filed with the Commission. Except as reflected on ***Schedule 3.1(j)***, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by a Governmental Authority involving the Company or any current officer of the Company or involving any current directors which would be required to be disclosed by Item 401(f) of Regulation S-K. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) **Compliance**. Except as set forth on ***Schedule 3.1(k)*** or in any SEC Report, neither the Company nor any Subsidiary, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary, received, in the prior 2 years, notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority applicable to it, or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all applicable foreign, federal, state and local laws relating to taxes, bribery and corruption, occupational health and safety, product quality and safety and employment and labor matters and law related to the protection of the environment. Without limiting the generality of the foregoing, except as set forth

on ***Schedule 3.1(k)***, the Company, each Subsidiary and each Educational Institution, including each location or branch thereof, as applicable, have been in compliance with all applicable Educational Laws in all material respects.

(l) **Regulatory Permits**. The Company and the Subsidiaries possess all Permits necessary to conduct their respective businesses, except where the failure to possess such Permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit, except as reflected on ***Schedule 3.1(l).***

(m) **Title to Assets**. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens; (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Except as set forth on ***Schedule 3.1(m)***, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance except where the invalidity, enforceability or noncompliance would not reasonably be expected to result in a Material Adverse Effect.

(n) **Intellectual Property**. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the "***Intellectual Property Rights***"). Except as disclosed on ***Schedule 3.1(n)***, none of, and neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights owned by the Company or any of its Subsidiaries has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within 2 years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights that have been registered with a Governmental Authority are enforceable and there is no existing infringement by another Person of any of such registered Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) **Insurance**. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent

and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) **Certain Fees**. Except as set forth on ***Schedule 3.1(p)***, no brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees owed by the Company or any Subsidiary of a type contemplated in this ***Section*** that may be due in connection with the transactions contemplated by the Transaction Documents.

(q) **Private Placement**. Assuming the accuracy of the Purchasers' representations and warranties set forth in ***Section 3.2***, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(r) **Disclosure**. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not materially misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not materially misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in ***Section 3.2***.

(s) **Solvency; Seniority**. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company's tangible assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company

does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. ***Schedule 3.1(s)*** sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. As of the Closing Date, (1) no Indebtedness or other claim against the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, and (2) no Indebtedness or other claim against any Subsidiary is senior to such Subsidiary's obligations under the Subsidiary Guaranty in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(t) **Tax Status**. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or as reflected on ***Schedule 3.1(t)***, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The Company is not and has never been a United States real property holding corporation within the meaning of *Section 897* of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser's reasonable request at any time.

(u) **Acknowledgment Regarding Purchasers' Purchase of Securities**. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(v) **Acknowledgment Regarding Purchaser's Trading Activity**. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (A) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term, (B) past or future open market or other transactions by any Purchaser may negatively impact the market price of the Company's publicly-traded securities,

and (C) each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period after the Closing and while the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(w) **Office of Foreign Assets Control; Money Laundering**. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department ("***OFAC***"). The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1977, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "***Money Laundering Laws***"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(x) **No Disqualification Events**. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "***Issuer Covered Person***" and, together, "***Issuer Covered Persons***") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "***Disqualification Event***"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(y) **Other Covered Persons**. Except for the compensation payable as described on ***Schedule 3.1(p)*** or in any SEC Report, the Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities pursuant to Regulation D promulgated under the Securities Act.

(z) **Sarbanes-Oxley; Internal Accounting Controls**. Except as set forth in any SEC Reports, or on ***Schedule 3.1(z)***, the Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in any SEC Reports, the Company and the Subsidiaries maintain a system of internal

accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "***Evaluation Date***"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth in the SEC Reports, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(aa) **Intentionally Omitted.**

(bb) **Information Technology, Cybersecurity and Data Protection**. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company's or its Subsidiaries' information technology and computer systems, networks, hardware, software, data and databases (including personally identifiable information, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, "**IT Systems and Data**"), except as would not, individually or in the aggregate, have a Material Adverse Effect; (A) neither the Company nor its Subsidiaries have been notified of, or have any knowledge of any event or condition that could result in, any security breach or incident, unauthorized access, use or disclosure of, or other compromise to, their IT Systems and Data and (B) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The IT Systems and Data are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as proposed to be operated as described in the SEC Reports. None of the software developed or owned by the Company or its Subsidiaries is currently held in escrow or subject to any escrow obligation or any condition, obligation or other requirement that it be licensed pursuant to a free or open source software license or that the source code for such software be delivered, disclosed, licensed or otherwise made available to any other Person. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes

and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, consumer information and other confidential information of the Company, its subsidiaries and any third parties in their possession ("**Sensitive Company Data**"), and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its Subsidiaries have taken all reasonable steps necessary to maintain the confidentiality of the Sensitive Company Data. The Company and its Subsidiaries have not received any notice, claim, complaint, demand or letter from any person in respect of their businesses under applicable data security and data protection laws and regulations and industry standards regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. There has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party. The Company and its subsidiaries have not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data. Without limiting the generality of the foregoing, the Company, each Subsidiary and each Educational Institution, as applicable, has complied with all laws and Educational Laws related to student records privacy and cybersecurity, including but not limited to the Family Educational Rights and Privacy Act and the Gramm-Leach-Bliley Act.

3.2 **Representations and Warranties of the Purchasers**. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) **Organization; Authority**. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) **Authorization; Enforcement**. Such Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby

and thereby have been duly authorized by all necessary action on the part of such Purchaser and no further action is required by such Purchaser in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by such Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) **No Conflicts**. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which such Purchaser is subject (including federal and state securities laws and regulations).

(d) **Filings, Consents and Approvals**. Such Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority in connection with the execution, delivery and performance by such Purchaser of the Transaction Documents.

(e) **Own Account**. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law; provided, this representation and warranty shall not be deemed to limit such Purchaser's right to sell the Securities in compliance with applicable federal and state securities laws. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(f) **Purchaser Status**. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an "accredited investor" as defined in *Rule 501(a)(1)*, *(a)(2)*, *(a)(3)*, *(a)(7)* or *(a)(8)* under the Securities Act.

(g) **General Solicitation**. Such Purchaser is not, to such Purchaser's knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this ***Section 3.2*** shall not modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement or any representations and warranties

contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 **Furnishing of Information; Public Information; Transfer Restrictions; Legends.**

(a) The Company shall timely comply with the disclosure requirements of the OTC Market's Alternative Reporting System in effect from time to time.

(b) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in ***Section 4.1(d)***, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(c) The Purchasers agree to the imprinting, so long as is required by this ***Section 4.1***, of a legend on any of the Securities in the following form:

> NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE HEREUNDER MAY BE PLEDGED WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN.

(d) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge.

(e) If any Warrant is exercised into Warrant Shares (x) at any time on or after the twenty four (24) months anniversary of the Closing Date (assuming with respect to the Warrants, that if there is no effective registration statement covering the resale of the Warrant Shares, such Warrants are exercised on a cashless basis) or (y) when there is an effective registration statement under the Securities Act covering the resale of such Warrant Shares, then such Warrant Shares shall be issued free of all legends, including the legend set forth in ***Section 4.1(c)***.

4.2 **Integration**. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in *Section 2* of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3 **Acknowledgment of Dilution**. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4 **Intentionally Omitted**.

4.5 **Publicity**. The Company shall promptly after the execution of this Agreement (or in any case, by no later than 8:30 a.m. (local time in New York, New York) on the third (3rd) Business Day immediately following the date hereof, issue a press release disclosing all of the material terms hereof and the Agent shall have the opportunity to review and comment on such press release. Upon issuing such press release, the Company represents to the Purchasers that it shall have publicly disclosed all "material, non-public information" delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchasers shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such public announcement or press release

nor otherwise make any such public statement or communication without the prior consent of the Company, with respect to any disclosure of the Purchasers, or without the prior consent of the Purchasers representing at least 50.1% of the outstanding Principal Amount of the Debentures, with respect to any disclosure of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable (having regard to time and in the case of the Company, the Company's continuous disclosure obligations), promptly provide the other party with prior notice of such public announcement, press release, public statement or communication.

4.6 **Intentionally Omitted**.

4.7 **Use of Proceeds**. The Company shall use the net proceeds from the sale of the Debentures hereunder solely for general corporate purposes, and shall not, under any circumstances, use such proceeds: (i) for the redemption of any Common Stock or Common Stock Equivalents, (ii) the repayment of any Indebtedness (except as contemplated by the Pay Off Letters), or (iii) in violation of the Foreign Corrupt Practices Act of 1970, as amended or similar laws or OFAC regulations.

4.8 **Indemnification of Purchasers**. Subject to the provisions of this ***Section 4.8*** the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of *Section 15* of the Securities Act and *Section 20* of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a "***Purchaser Party***") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees, costs of investigation and costs of enforcing this indemnity that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party's representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser Party of foreign, federal or state securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, bad faith, or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable written opinion of

counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable, actual and documented fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or is attributable to any conduct by such Purchaser Party which constitutes fraud, gross negligence, bad faith or willful misconduct. The Company shall not settle or compromise any claim for which a Purchaser Party seeks indemnification hereunder without the prior written consent of such Purchaser Party, which consent shall not be unreasonably withheld or delayed. The indemnification required by this ***Section 4.8*** shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 **Reservation of Securities**. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is insufficient to fulfill its obligations in full under the Transaction Documents on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company's certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the number required to fulfill its obligations in full under the Transaction Documents at such time, as soon as possible and in any event not later than the seventy fifth (75th) day after such date.

ARTICLE V.
MISCELLANEOUS

5.1 **Fees and Expenses**. At the Closing, the Company has agreed to reimburse the Purchasers for their reasonable and documented legal fees and out-of-pocket expenses, $50,000 of which has been paid to the Purchasers prior to the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2 **Entire Agreement**. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 **Notices**. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via or email as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered email as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 **Amendments; Waivers**. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers representing at least 50.1% of the outstanding Principal Amount of the Debentures or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 **Headings**. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers representing at least 50.1% of the outstanding Principal Amount of the Debentures. Any Purchaser may assign, with written notice to the Company of such assignment, any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the "Purchasers."

5.7 **No Third Party Beneficiaries**. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in ***Section 4.8*** and this ***Section 5.7***.

5.8 **Governing Law**. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced

exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.9 **Survival**. The representations and warranties contained herein shall survive the Closing and the delivery of the Debentures.

5.10 **Execution**. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such ".pdf" signature page were an original thereof.

5.11 **Severability**. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 **Rescission and Withdrawal Right**. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its discretion from time to time upon written notice to the Company, any relevant redemption or exercise notice, demand or election in whole or in part without prejudice to its future actions and rights; *provided, however*, that in the case of a rescission of any exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company

for such shares and the restoration of such Purchaser's right to acquire such shares pursuant to such Purchaser's Warrant.

5.13 **Replacement of Securities**. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.

5.14 **Remedies**. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 **Payment Set Aside**. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 **Usury**. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "***Maximum Rate***"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid

principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

5.17 **NY GOL**. The parties acknowledge and agree that each Purchaser hereunder is an Affiliate of the other Purchasers and the amounts advanced by each Purchaser to the Company hereunder in consideration of its Debenture is part of a single loan transaction for purposes of New York General Obligations Law Section 5-501(6)(b).

5.18 **Intentionally Omitted.**

5.19 **Saturdays, Sundays, Holidays, etc**. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 **Construction**. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 **Agent**.

(a) **Appointment**. Each Purchaser hereby (i) appoints Agent, as the collateral agent hereunder and under the other Security Documents, and (ii) authorizes the Agent (and its officers, directors, employees and agents) to take such action on such Purchaser's behalf in accordance with the terms hereof and thereof. The Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Purchaser. Neither the Agent nor any of its officers, directors, employees or agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Agent and all of its officers, directors, employees and agents (collectively, the "***Agent Indemnitees***") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Agent Indemnitee of the duties and obligations of Agent pursuant hereto or

any of the Security Documents. The Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders (as defined in the Note), and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. If the Agent or any Affiliate is also a "Purchaser", the rights of the Agent shall not be used to alter its rights and obligations as a "Purchaser" under this Agreement and the applicable Transaction Documents.

(b) **Successor Agent.**

(i) The Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days' prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. The Required Holders may, by written consent, remove the Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Agent's resignation or removal hereunder as the collateral agent, the provisions of this ***Section 5.22(b)(ii)*** shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Transaction Documents.

(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Agent shall then appoint a successor collateral agent who shall serve as the Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(iv) In the event that a successor Agent is appointed pursuant to the provisions of this ***Section 5.22(b)(iv)*** that is not a Purchaser or an affiliate of any Purchaser (or the Required Holders or the Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Agent pursuant to the terms of this ***Section 5.22***), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Agent (or its successor), as applicable, from time to time, to secure a successor Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable

and customary fees and expenses of such successor Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Agent.

5.23 **Termination**. This Agreement may be terminated by (a) any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before May 19, 2023 or (b) the Company, by written notice to the other parties, if the Closing has not been consummated on or before May 19, 2023; provided, however, that in either case such termination will not affect the right of any party to sue for any breach of this Agreement by any other party (or parties).

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASPEN GROUP, INC.

By: /s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

Address for Notice:
276 Fifth Avenue, Suite 505
New York, NY 10001

Attention:
E-mail:
E-mail:

With a copy to (which shall not constitute notice):

Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, Florida 33410
Attention: Michael D. Harris, Esquire
Telephone: (561) 686-3307
Telecopier: (561) 686-5442
Email: mharris@nasonyeager.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO ASPEN GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Capital LP

Signature of Authorized Signatory of Purchaser: /s/ Brett Cohen

Name of Authorized Signatory: Brett Cohen

Title of Authorized Signatory: President

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $825,000

Principal Amount: $929,230.73

Warrants: 166,059

[PURCHASER SIGNATURE PAGE TO ASPEN GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Partners LP

Signature of Authorized Signatory of Purchaser: /s/ Brett Cohen

Name of Authorized Signatory: Brett Cohen

Title of Authorized Signatory: President

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $6,325,000

Principal Amount: $7,124,102.23

Warrants: 1,273,116

[PURCHASER SIGNATURE PAGE TO ASPEN GROUP, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB (Cayman) Ancona LP

Signature of Authorized Signatory of Purchaser: /s/ Brett Cohen

Name of Authorized Signatory: Brett Cohen

Title of Authorized Signatory: President

Email Address of Authorized Signatory:____________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $3,850,000

Principal Amount: $4,336,410.05

Warrants: 774,940